Exhibit 16.1


BECKSTEAD AND WATTS, LLP
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS
                                                  2425 W. Horizon Ridge Parkway
                                                            Henderson, NV 89052
                                                              702.257.1984  tel
                                                               702.362.0540 fax




February 23, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Beckstead and Watts, LLP was previously principal accountant for Energenx, Inc. (formerly Edward II, Inc.) (the "Company") and reported on the financial statements of the Company for the period ended March 31, 2004, and reviewed the quarters ended June 30, 2004 and September 30, 2004. Effective January 28, 2005, we were terminated by the Company as principal accountants. We have read the Company's statements included under Item 4 of its Form 8-K/A-1 dated January 28, 2005, and we agree with such statements except that we cannot confirm or deny that the appointment of Williams & Webster, PS, Certified Public Accountants, was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,

/s/ Beckstead and Watts, LLP
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    Beckstead and Watts, LLP


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